UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2013

INDIGO-ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	002-75313	84-0871427
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

74 N. Pecos Road, Suite D, Henderson, NV	89074
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 702-463-8528

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on November 1, 2012, the Superior Court of the State of New Jersey, Chancery Division-General Equity, for the County of Essex (the “Court”), issued an order in the matter of Jeffrey S. Chiesa, Attorney General of New Jersey on behalf of Abbe R. Tiger, Chief of the New Jersey Bureau of Securities, v. Everett Charles Ford Miller, et al. and Carr Miller Care Limited Liability Company, et al. appointing Richard W. Barry (the “Indigo Receiver”) as receiver for Indigo-Energy, Inc. (“Indigo”).

On July 29, 2013, Indigo, the Indigo Receiver, Carr Miller Capital, LLC (“Carr Miller”), Michael P. Pompeo, the Court appointed Receiver for Carr Miller (the “CMC Receiver”), New Hope Partners, LLC (“Newco”) and certain of Indigo’s shareholders entered into a settlement agreement (the “Settlement Agreement”) which was subject to court approval.  Each of the parties who have agreed to the Settlement Agreement shall be referred to herein as a “Party” and collectively as the “Parties.”  The Settlement Agreement was presented to the Court on July 31, 2013, and was previously disclosed. On October 3, 2013, the Court issued an order approving the Settlement Agreement (the “Order”).  All capitalized terms not defined herein shall have the meaning set forth in the Settlement Agreement.

Pursuant to the Order: (a) the Newco Payment shall be paid to and held by the Carr Miller Receiver in the receivership estate of Carr Miller Capital LLC, pending further order of the Court; (b) the Carr Miller Receiver and the Indigo Receiver are authorized to exchange the Releases as set forth in Paragraph 9 of the Master Settlement Agreement; (c) the transfer and assignment of the Assigned Claims from the Indigo Receiver to the Carr Miller Receiver is authorized and approved; (d) the Carr Miller Receiver is authorized, but not directed, to prosecute the Assigned Claims; (e) Indigo’s transfer agent, Continental Stock Transfer & Trust Company, is authorized and directed to transfer and/or reissue the Carr Miller Shares in accordance with Schedule A annexed to the Order; (f) the November 1, 2012 order appointing a Receiver for Indigo is vacated; (g) the Indigo Receiver is discharged as a Receiver for Indigo; (h) the Indigo Receiver is awarded fees and reimbursement of expenses in the amount of $25,000 for the period of February 4, 2011 to the close of the Indigo receivership, and; (i) the Carr Miller receiver is authorized to pay the sum of $25,000 to the Indigo Receiver, Richard W. Barry.

The foregoing summary of the terms of the Order is qualified in its entirety by the full text of the Order, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02: Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) James C. Walter Sr., age 70, was appointed by the sole remaining Director of Indigo-Energy, Inc. (IDGG) on October 18, 2013 to the offices of President, Secretary, and sole Director, all of which to serve until replaced by the Board of Directors. Mr. Walter has had a 30 year career as an independent insurance broker and is a shareholder of IDGG. Walter Insurance Agency, Inc. was owned and operated by Mr. Walter for 30 years before the company was sold in 2001. Since 2001, Mr. Walter has served as a business consultant. Additionally, Mr. Walter is a member of New Hope Partners LLC, also a shareholder of IDGG. Mr. Walter has assumed the duties as identified primarily in an interim capacity while the company goes through a restructuring and efforts to become filing and reporting current. In these capacities he has agreed to serve without remuneration or compensation of any kind other than reimbursement of out of pocket expenses relating to the execution of his duties.

(d) On October 18, 2013, Indigo-Energy, Inc. (the “Company”) accepted the resignation of Brad Hoffman from the Company’s Board of Directors. The resignation of Mr. Hoffman did not involve a disagreement with the Company or any matter relating to the Company's operations, policies or practices.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1	Order, dated October 3, 2013, in the matter of John Jay Hoffman, Acting Attorney General of New Jersey on behalf of Abbe R. Tiger, Chief of the New Jersey Bureau of Securities, v. Everett Charles Ford Miller, et al. and Carr Miller Care Limited Liability Company, et al.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 13, 2013

INDIGO-ENERGY, INC.
(Registrant)

By:	/s/ James C. Walter, Sr.
Name:	James C. Walter, Sr.
Title:	President